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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment #1 to Registration Statement on Form S-3 for Triarc Companies, Inc. of our report dated February 18, 2003, except for
Note 16 as to which the date is March 25, 2003, relating to the consolidated financial statements of Encore Capital Group, Inc. as of and for the years ended December 31, 2002 and 2001 appearing in the 2002 Annual Report on Form 10-K for Triarc Companies, Inc.

    We also consent to the reference to us under the caption 'Independent auditors' in the Prospectus.

/s/ BDO Seidman, LLP

Costa Mesa, California
July 7, 2003